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Exhibit 10.2

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of April 30, 2004, by and among SUPERIOR ESSEX COMMUNICATIONS LLC, a Delaware limited liability company ("Superior"), ESSEX GROUP, INC., a Michigan corporation ("Essex") (Superior and Essex being referred to collectively as "Borrowers," and individually as a "Borrower"); various financial institutions ("Lenders"); FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders (together with its successors and assigns in such capacity, "Administrative Agent"); and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as syndication agent for the Lenders (together with its successors in such capacity, "Syndication Agent"; Administrative Agent and Syndication Agent are each hereafter referred to from time to time individually as an "Agent" and collectively as "Agents").

Recitals:

        Borrowers, Lenders and Agents are parties to a certain Credit Agreement dated November 10, 2003, as amended by that certain First Amendment to Credit Agreement dated February 20, 2004, that certain Second Amendment to Credit Agreement dated March 18, 2004, and that certain Third Amendment to Credit Agreement and Consent to Specific Transactions dated as of April 2, 2004 (as at any time amended, restated or otherwise modified, the "Credit Agreement"), pursuant to which Lenders have made certain revolving credit loans and other extensions of credit to Borrowers.

        Borrowers have requested that Agents and Lenders increase the amount of the revolving loan facility under the Credit Agreement from $150,000,000 to $175,000,000. Agents and Lenders are willing to increase the revolving loan facility and consent to certain other amendments contained herein, subject to the terms and conditions contained herein.

        NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.    Definitions.    All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

        2.    Amendments to Credit Agreement.    The Credit Agreement is hereby amended as follows:

          (a)   By deleting the reference to "$150,000,000" contained on the cover page to the Credit Agreement and by substituting a reference to "$175,000,000" in lieu thereof.

          (b)   By deleting the reference to "$150,000,000" contained in Section 1.1 of the Credit Agreement and by substituting a reference to "$175,000,000" in lieu thereof.

          (c)   By deleting the amount of each Lender's "Revolver Commitment" set forth opposite such Lender's name under such headings on the signature pages to the Credit Agreement and by substituting in lieu thereof the "Revolver Commitment" set forth opposite such Lender's name under such headings on the signature pages to this Amendment.

          (d)   By deleting the reference to "$150,000,000" contained in the definition of "Revolver Commitments" set forth in Appendix A to the Credit Agreement and by substituting a reference to "$175,000,000" in lieu thereof.

        3.    Ratification and Reaffirmation.    Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

        4.    Acknowledgments and Stipulations.    Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by Borrowers are legal, valid and binding obligations of Borrowers that are enforceable against Borrowers in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the security interests and liens granted by Borrowers in favor of Administrative Agent, for the benefit of itself and Lenders, are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loans and LC Outstandings on and as of April 29, 2004, totaled $40,498,072.51.

        5.    Representations and Warranties.    Each Borrower represents and warrants to Agents and Lenders, to induce Agents and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representations and warranties made by Borrowers in the Credit Agreement are true and correct on and as of the date hereof.

        6.    Reference to Credit Agreement.    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

        7.    Breach of Amendment.    This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

        8.    Conditions Precedent.    The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

          (a)   Administrative Agent shall have received a duly executed counterpart of this Amendment, together with (i) a Consent and Reaffirmation duly signed by the Guarantors, (ii) a certificate of resolutions from each Borrower authorizing this Amendment and the other documents referenced herein, and (iii) such additional documents, instruments and certificates as Agents and Lenders shall require in connection herewith;

          (b)   Wachovia Bank, National Association, as a Lender, shall have received an Amended and Restated Revolver Note in the amount of its Revolver Commitment (as amended hereby) in the form of Exhibit A attached hereto;

          (c)   Borrowers shall have paid all fees and expenses set forth in Section 11 hereof; and

          (d)   Administrative Agent shall have received from the appropriate Borrower or Guarantor counterparts of amendments to each of the Mortgages that reflect the increase in the Revolver Commitments from this Amendment and that certain Second Amendment to Credit Agreement dated March 18, 2004 (the "Second Amendment") from the initial amount of $120,000,000 to the current amount of $175,000,000, in form and substance satisfactory to Administrative Agent.

        9.    Extension of Title Insurance Delivery Date; Additional Covenants.    Agents and Lenders hereby agree to extend the date on which the Borrowers shall be required to deliver fully paid mortgagee title insurance endorsements as required by subsection (ii) of Section 9 of the Second Amendment to Credit Agreement from April 30, 2004 to May 28, 2004. Borrowers covenant and agree as follows: (i) notwithstanding anything to the contrary in the Second Amendment, on or before May 28, 2004, Borrowers shall deliver fully paid mortgagee title insurance endorsements, in standard ALTA form, issued by First American Title Insurance Company, which shall give effect to the Mortgage amendments described in Section 8(d) hereof and which shall be in form and substance satisfactory to Administrative Agent; and (ii) Borrowers shall reimburse Agents and Lenders for the payment of all applicable documentary stamp, intangibles, recording, note or other similar taxes payable with respect to the mortgage amendments described in Section 8(d) hereof. Notwithstanding the effective date of any other provision of this Amendment, the provisions of this Section 9 shall become effective on the date of this Amendment.

        10.    Expenses of Agents.    Borrowers agree to pay, on demand, all costs and expenses incurred by Agents in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agents' legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

        11.    Amendment Fees.    In consideration of the willingness of Wachovia Bank, National Association, as a Lender, to enter into this Amendment and increase the amount of its Revolver Commitment as set forth herein, Borrowers jointly and severally agree to pay to Administrative Agent for the account of Wachovia Bank, National Association, as a Lender, an amendment fee in the amount of $125,000 in immediately available funds on the date hereof.

        12.    Miscellaneous.    This Amendment shall be effective upon acceptance by Agents and Lenders, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

        13.    No Novation, etc.    Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

        14.    Further Assurances.    Each Borrower agrees to take such further actions as Agents and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

        15.    Release of Claims.    To induce Agents and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agents and Lenders, and all officers, directors, agents, employees, successors and assigns of Agents and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any Borrower now has or ever had against Agents or Lenders arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agents and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agents or Lenders.

        16.    Waiver of Jury Trial.    To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures on the following page]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:
ATTEST:	SUPERIOR ESSEX COMMUNICATIONS LLC
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, CFO, Vice President and Treasurer
ATTEST:	ESSEX GROUP, INC.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President and Treasurer

[Signatures continued on following page]

LENDERS:
Revolver Commitment: $60,000,000.00	FLEET CAPITAL CORPORATION
	By:	/s/ GLENN LITTLE
		Title:	Senior Vice President
Revolver Commitment: $60,000,000.00	GENERAL ELECTRIC CAPITAL CORPORATION
	By:	/s/ CURTIS J. CORREA
		Title:	Duly Authorized Signatory
Revolver Commitment: $55,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ DANIEL L. DENTON
		Title:	Director

[Signatures continued on the following page]

ADMINISTRATIVE AGENT:
FLEET CAPITAL CORPORATION, as Administrative Agent
By:	/s/ GLENN LITTLE
	Title:	Senior Vice President
SYNDICATION AGENT:
GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent
By:	/s/ CURTIS J. CORREA
	Title:	Duly Authorized Signatory

CONSENT AND REAFFIRMATION

        Each of the undersigned guarantors of the Obligations of Borrowers at any time owing to Agents and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Fourth Amendment to Credit Agreement; (ii) consents to Borrowers' execution and delivery thereof; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Fourth Amendment to Credit Agreement.

ATTEST:	SUPERIOR ESSEX INC.
/s/ BARBARA L. BLACKFORD Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer and CFO
ATTEST:	SUPERIOR ESSEX HOLDING CORP.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President and Treasurer
ATTEST:	ESSEX INTERNATIONAL INC.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer, Assistant Secretary and CFO
ATTEST:	ESSEX GROUP, INC.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer and Assistant Secretary

[Signatures continued on the following page]

ATTEST:	ESSEX TECHNOLOGY, INC.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer and Assistant Secretary
ATTEST:	ESSEX MEXICO HOLDINGS, L.L.C.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer and Assistant Secretary
ATTEST:	ESSEX WIRE CORPORATION
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer and Assistant Secretary
ATTEST:	ESSEX CANADA INC.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer and Assistant Secretary
ATTEST:	ESSEX GROUP MEXICO INC.
/s/ T.C. GILLELAND Secretary	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge, Vice President, Treasurer and Assistant Secretary

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EXHIBIT A

FORM OF AMENDED AND RESTATED REVOLVER NOTE

April 30, 2004
U.S. $55,000,000.00	Atlanta, Georgia

        FOR VALUE RECEIVED, the undersigned, SUPERIOR ESSEX COMMUNICATIONS LLC (hereinafter referred to as "Superior" and "Borrower Agent"), a Delaware limited liability company, with its chief executive office and principal place of business at 150 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339, and ESSEX GROUP, INC., a Michigan corporation ("Essex"), with its chief executive office and principal place of business at 1601 Wall Street, Fort Wayne, Indiana 46802 (Superior and Essex collectively as "Borrowers" and individually as a "Borrower"), hereby unconditionally, and jointly and severally, promise to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (herein, together with any permitted subsequent holder hereof, called the "Holder") the principal sum of $55,000,000 or such lesser sum as may constitute Holder's Pro Rata share of the outstanding principal amount of all Revolver Loans pursuant to the terms of the Credit Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to Section 4.2 of the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on Holder's Pro Rata share of the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 2.1 of the Credit Agreement, in strict accordance with the terms thereof.

        This Amended and Restated Revolver Note ("Note") is issued pursuant to, and is one of the "Revolver Notes" referred to in, the Credit Agreement dated November 10, 2003 (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), among Borrowers, Fleet Capital Corporation, as collateral and administrative agent (together with its successors and assigns in such capacity, "Administrative Agent") for itself and the financial institutions from time to time parties thereto as lenders ("Lenders"), such Lenders and the other parties named therein, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

        The repayment of the principal balance of this Note is subject to the provisions of Section 4.2 of the Credit Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in Section 5.2 of the Credit Agreement.

        All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement.

        Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Credit Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 2.1.5 of the Credit Agreement. Borrowers jointly and severally agree to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

        All principal amounts of Revolver Loans made by Holder to Borrowers pursuant to the Credit Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Credit Agreement.

        In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

        Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

        Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without Administrative Agent or Holder enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing any Borrower's liability hereunder, Holder or Administrative Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

        This Note amends and restates that certain Revolver Note dated February 25, 2004, from Borrowers to Holder in the original principal amount of $30,000,000, (the "Prior Note"). Nothing contained herein or in the Prior Note shall constitute a novation or an accord and satisfaction.

        The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

        [Remainder of page intentionally left blank; signatures on the following page]

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        IN WITNESS WHEREOF, each Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

BORROWERS:
ATTEST:	SUPERIOR ESSEX COMMUNICATIONS LLC
Secretary	By:	David S. Aldridge, CFO, Vice President and Treasurer
ATTEST:	ESSEX GROUP, INC.
Secretary	By:	David S. Aldridge, Vice President and Treasurer

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FOURTH AMENDMENT TO CREDIT AGREEMENT